Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement on Forms S-8 (File No. 333-264539, 333-273971 and 333-281547) and on Form S-3 (File No. 333-275185) of Barfresh Food Group Inc. of our report dated September 30, 2025, relating to the financial statements of Arps Dairy, Inc. which appears in this Amendment No. 1 to Current Report on Form 8-K.

/s/ Eide Bailly LLP

Denver, Colorado

December 5, 2025